Exhibit No. 4.1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                 PRINCIPAL AMOUNT
No.:  1                                                        $200,000,000

CUSIP No.:  117043 AG 4


                           BRUNSWICK CORPORATION
                       7 1/8% NOTE DUE AUGUST 1, 2027


         Brunswick Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the sum of TWO HUNDRED MILLION DOLLARS at the principal executive offices of the Company or, at the option of the registered holder hereof, at the office or agency of the Company in the City of Chicago, State of Illinois, or in the Borough of Manhattan, the City and State of New York, on August 1, 2027, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on February 1 and August 1 of each year beginning February 1, 1998, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note, from the next preceding date on which interest has been paid or, if no interest has been paid on the Notes, from August 4, 1997, until payment of said principal sum has been made or duly provided for.

         The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Note is registered at the close of business on the January 15 or July 15 next preceding such February 1 or August 1 (whether or not such January 15 or July 15 is a business day) at the principal executive offices of the Company and at its offices or agencies in the City of Chicago, State of Illinois and the Borough of Manhattan, the City and State of New York, except that interest may at the option of the Company, be paid by check mailed to the registered address of such person.

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 15, 1987 (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as successor trustee to Continental Bank, National Association (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of

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the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated on the first page hereof (the Securities of such series being herein called the "Notes"), limited in aggregate principal amount to $200,000,000.

         In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the securities of each series to be affected at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity on any Security of such series, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or make the principal of the Securities of such series or any interest thereon payable in any coin or currency other than that hereinbefore provided, or adversely affect the rights of the Securityholders to institute suit for the enforcement of any payment of principal of or interest on any Security, in each case without the consent of the holder of each Security of such series so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities of such series then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding may on behalf of the holders of all of the Securities of such series waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of or interest on the Securities of such series. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Note which may be issued in exchange or substitution herefor irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issued in registered form without coupons in denominations of $1,000 or any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the principal executive office of the Company or, at the option of the registered holder thereof, at its office or agency maintained for such exchange in the City of Chicago, State of Illinois, or the Borough of Manhattan, the City and State of New York.


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         The Notes are not entitled to the benefit of any mandatory or optional sinking fund. However, the Notes may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and
(ii) the Make-Whole Amount (as defined below), if any, with respect to such Notes (the "Redemption Price").

         If the notice of redemption has been given as provided in the Indenture and funds for the redemption of any Notes called for redemption have been made available on the redemption date referred to in such notice, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Notes from and after the redemption date will be to receive payment of the Redemption Price upon surrender of such Notes in accordance with such notice.

         Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the security register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed.

         If less than all the Notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as may be satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Notes to be redeemed in whole or in part.

         As used herein:

         "Make-Whole Amount" means, in connection with any optional redemption of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the Notes being redeemed.

         "Reinvestment Rate" means the yield on treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to Stated Maturity of the principal being redeemed (the "Treasury Yield"), plus .15% . For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release under the heading "Week Ending" for "U.S. Government Securities - - Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and/or next longest published maturities, as applicable, rounding each of such relevant periods to the nearest month. For purposes of calculating the

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Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

         Except as otherwise provided in this Note, upon due presentment for registration of transfer of this Note at the principal executive offices of the Company or, at the option of the person making presentment for registration of transfer, at its office or agency maintained for such registration in the City of Chicago, State of Illinois or the Borough of Manhattan, City and State of New York, a new Note or Notes of authorized denomination for any equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any paying agent or Authenticating Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment hereof or on account hereof, as herein and in the Indenture provided, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent nor any Security registrar shall be affected by any notice to the contrary. All such payments shall effectively satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

         No recourse for the payment of the principal of or interest on this Note, or on any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Indenture or any Indenture supplemental thereto or any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, or officer or director as such, past, present or future, of the Company or any successor corporation either directly or indirectly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.


3257400.3 80897 1944C 96301999



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         IN WITNESS WHEREOF, Brunswick Corporation has caused this
instrument to be signed in its name by the signature of its Vice President and Treasurer and an imprint of its corporate seal to be affixed hereto, and attested by the signature of its Secretary.

Dated: August 4, 1997

                                               Brunswick Corporation

[Seal]

                                               /s/ Richard S. O'Brien
                                               ----------------------
                                               Richard S. O'Brien
                                               Vice President and Treasurer



ATTEST:


/s/ Mary D. Allen
-----------------
Mary D. Allen
Secretary


Trustee's Certificate of Authentication:
----------------------------------------

         This is one of the securities of the series designated therein referred to in the within-mentioned Indenture.


HARRIS TRUST & SAVINGS BANK, Trustee



By: /s/ D.G. Donovan
   ------------------
Name: D.G. Donovan
Its: Assistant Vice President


Dated: August 4, 1997


3257400.3 80897 1944C 96301999



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